UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On May 31, 2013, the two existing joint venture partners of Boston Properties, Inc. (the “Company”) in the entity that owns 767 Fifth Avenue (the General Motors Building) in New York City transferred all of their interests in the joint venture to third parties, Sungate Fifth Avenue LLC and 767 LLC. The transfer did not have any impact on the Company’s economic interest in the joint venture, and the Company continues to own a 60% interest in the joint venture and provides property management and leasing services for the joint venture. However, in connection with the transfer, the Company and its new joint venture partners modified their relative decision making authority and consent rights with respect to the joint venture’s assets and operations. These changes resulted in the Company having sufficient financial and operating control over the joint venture such that the Company and Boston Properties Limited Partnership, the entity through which the Company conducts substantially all of its business (“BPLP”), have consolidated the joint venture in their financial statements.

Previously, the Company’s investment in the joint venture was reported on an unconsolidated basis under the equity method of accounting because the joint venture was not a variable interest entity and the joint venture partners had substantive participating rights with respect to the joint venture’s assets and operations. As a result of the transfers, for accounting purposes, the changes to the Company’s and its new joint venture partners’ rights were treated by the Company and BPLP as a disposition of their previous investment in the joint venture and a new acquisition by the Company and BPLP of all of the assets and liabilities of the joint venture. Following the date on which these changes were made to the respective decision making authority and consent rights, the Company and BPLP included all of the assets and liabilities and results of operations of the joint venture in its consolidated financial statements, and its joint venture partners’ interests have been reflected as noncontrolling interests. This resulted in a significantly different accounting presentation of the Company’s and BPLP’s investment in the joint venture, although their economic interest in the joint venture remained substantially the same as it was prior to the date the changes to the Company’s and its joint venture partners’ rights were made.

The Company filed a Current Report on Form 8-K on June 3, 2013 (the “Form 8-K”) to report, among other things, the completion of the transaction discussed above. The Company hereby amends the Form 8-K to include in Item 9.01 thereof required financial statements, pro forma financial information and the Consent of PricewaterhouseCoopers LLP.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Statements of Revenue and Certain Expenses, in accordance with Rule 3-14 of Regulation S-X, of 767 Fifth Avenue (the General Motors Building) for the period from January 1, 2013 through May 30, 2013 (unaudited) and for the years ended December 31, 2012, 2011 and 2010.

(b)	Pro Forma Financial Information.

Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and for the year ended December 31, 2012 (unaudited).

1

(d)	Exhibits.

*2.1	Transfer Agreement, dated May 31, 2013, by and among BP 767 Fifth LLC, Sungate Fifth Avenue LLC, 767 LLC and BP/DC 767 Fifth LLC. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on June 3, 2013).

+23.1	Consent of PricewaterhouseCoopers LLC, Independent Registered Public Accounting Firm.

*	Previously filed
+	Filed herewith

2

Independent Auditor’s Report

To the Board of Directors and Shareholders of Boston Properties, Inc.:

We have audited the accompanying statements of revenue and certain expenses of 767 Fifth Avenue (the General Motors Building) (the “Property”), for each of the three years ended December 31, 2012, 2011 and 2010.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the statements of revenue and certain expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statements of revenue and certain expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenue and certain expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenue and certain expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statements of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Property’s preparation and fair presentation of the statements of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenue and certain expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statements of revenue and certain expenses referred to above present fairly, in all material respects, the revenue and certain expenses described in Note 2 of the 767 Fifth Avenue (the General Motors Building) for each of the three years in the period ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2, the accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Boston Properties, Inc.) and are not intended to be a complete presentation of the Property’s revenue and certain expenses. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 16, 2013

767 Fifth Avenue (the General Motors Building)

Statements of Revenue and Certain Expenses

(in thousands)

	For the period from January 1, 2013 through May 30, 2013	For the year ended December 31,
		2012	2011	2010
	(Unaudited)
Revenue
Rental
Base rent	$84,662	$222,060	$201,723	$191,684
Recoveries from tenants	13,514	29,991	27,586	25,786
Parking and other	1,703	4,499	4,200	3,994

Total revenue	99,879	256,550	233,509	221,464

Certain expenses
Certain operating expenses	11,446	28,751	29,230	29,644
Real estate taxes and insurance	21,178	48,045	43,535	40,866

Certain expenses	32,624	76,796	72,765	70,510

Revenue in excess of certain expenses	$67,255	$179,754	$160,744	$150,954

The accompanying notes are an integral part of these statements.

767 Fifth Avenue (the General Motors Building)

Notes to the Statements of Revenue

and Certain Expenses

1.	Organization

The accompanying statements of revenue and certain expenses (the “Statements”) include the operations of 767 Fifth Avenue (the General Motors Building), an approximately 1.8 million square foot (unaudited) Class A office tower (the “Property”) located in New York City, New York. On June 9, 2008, the Property was acquired for cash and the assumption of debt for a purchase price of approximately $2.8 billion by 767 Venture, LLC (the “Venture”), a joint venture among Boston Properties, Inc. (the “Company”), through its subsidiary Boston Properties Limited Partnership (“BPLP”), and two third-party investors. The Company has a 60% interest in the venture and provides customary property management and leasing services for the venture. The two third-party investors each had a 20% interest in the joint venture.

On May 31, 2013, the two third-party investors in the Venture transferred all of their interests in the joint venture to third parties, Sungate Fifth Avenue LLC and 767 LLC. The transfer did not have any impact on the Company’s economic interest in the joint venture, and the Company continues to own a 60% interest in the joint venture and continues to provide property management and leasing services for the joint venture. In connection with the transfer, the Company and its new joint venture partners modified their relative decision making authority and consent rights with respect to the joint venture’s assets and operations. These changes resulted in the Company having sufficient financial and operating control over the Venture such that, effective as of May 31, 2013, the Company and BPLP account for the assets, liabilities and operations of the Venture on a consolidated basis in their financial statements instead of under the equity method of accounting.

2.	Significant Accounting Policies

            Basis of Presentation

The accompanying Statements relate to the Property and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Property for the period from January 1, 2013 through May 30, 2013 (unaudited) and for the years ended December 31, 2012, 2011 and 2010, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization;

•	Interest income and expense;

•	Amortization of above- and below-market leases; and

•	Other revenue and expenses not directly related to the proposed future operations of the Property, including management fees.

Because the Property is owned by a related party, these Statements have been prepared for the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010 of ownership.

            Revenue Recognition

Contractual rental revenue is recognized on a straight-line basis over the terms of the respective leases. Accrued rental income represents cumulative rental income earned in excess of rent payments due pursuant to the terms of the individual lease agreements. The

767 Fifth Avenue (the General Motors Building)

Notes to the Statements of Revenue

and Certain Expenses

impact of the straight-line rent adjustment increased revenue by approximately $0.6 million, $3.6 million, $13.8 million and $16.3 million for the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, respectively.

Rental revenue includes amounts recognized in connection with lease termination agreements totaling approximately $19.7 million, $0.6 million and $0.4 million for the years ended December 31, 2012, 2011 and 2010, respectively. There were no amounts recognized from lease termination agreements for the period from January 1, 2013 through May 30, 2013 (unaudited).

Certain leases provide for percentage rents based upon the levels of sales achieved by the lessee. Percentage rent is recognized once the required sales level has been achieved.

Recoveries from tenants, consisting of amounts due from tenants for common area maintenance, real estate taxes and other recoverable costs, are recognized as revenue in the period during which expenses are incurred.

Unaudited Interim Information

The Statement of Revenue and Certain Expenses for the period from January 1, 2013 through May 30, 2013 is unaudited. In the opinion of management, the Statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature. The results of operations for the period are not necessarily indicative of the Property’s future results of operations.

Use of Estimates

The preparation of the accompanying Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.	Description of Leasing Arrangements

The Property is leased to tenants under operating leases with terms that vary in length. Certain of the leases contain real estate and operating expense reimbursement clauses, renewal options and periodic rent increases. Minimum lease payments due under non-cancelable operating leases in effect as of May 31, 2013 (unaudited), for the remainder of 2013 and annually thereafter are as follows:

(in thousands)
2013 (May 31, 2013 through December 31, 2013)	$110,383
2014	192,682
2015	186,174
2016	175,675
2017	148,022
Thereafter	466,027

One tenant represented approximately 11%, 10%, 11% and 11% of the rental revenue for the period from January 1, 2013 through May 30, 2013 (unaudited) and for the years ended December 31, 2012, 2011 and 2010, respectively. One other tenant represented approximately 11%, 10%, 11% and 10% of the rental revenue for the period from January 1, 2013 through May 30, 2013 (unaudited) and for the years ended December 31, 2012, 2011 and 2010, respectively.

767 Fifth Avenue (the General Motors Building)

Notes to the Statements of Revenue

and Certain Expenses

4.	Insurance

The Property participates in the insurance program of BPLP, which provides per occurrence limits of $1.0 billion for its portfolio insurance program (the “Program”), including coverage for acts of terrorism certified under the Federal Terrorism Risk Insurance Act (as amended, “TRIA”) other than nuclear, biological, chemical or radiological terrorism (“Terrorism Coverage”). The Program also currently provides nuclear, biological, chemical and radiological terrorism insurance coverage for acts of terrorism certified under TRIA (“NBCR Coverage”), which is provided by IXP, LLC (“IXP”), a captive insurance company which is a wholly-owned subsidiary of BPLP and acts as a direct insurer. The per occurrence limit for NBCR Coverage is $1.0 billion. Under TRIA, after the payment of the required deductible and coinsurance, the NBCR Coverage provided by IXP is backstopped by the Federal Government if the aggregate industry insured losses resulting from a certified act of terrorism exceed a “program trigger.” The program trigger is $100 million and the coinsurance is 15%. Under the Terrorism Risk Insurance Program Reauthorization Act (“TRIPRA”), if the Federal Government pays out for a loss under TRIA, it is mandatory that the Federal Government recoup the full amount of the loss from insurers offering TRIA coverage after the payment of the loss pursuant to a formula in TRIPRA. BPLP may elect to terminate the NBCR Coverage if the Federal Government seeks recoupment for losses paid under TRIA, if there is a change in its portfolio or for any other reason.

In addition to IXP, the Property insurance is also covered through a stand alone program with a per occurrence limit of $1.625 billion, including coverage for acts of terrorism certified under TRIA other than Terrorism Coverage. The $1.375 billion of Terrorism Coverage in excess of $250 million is being provided by NYXP, LLC (“NYXP”), a captive insurance company which is a wholly-owned subsidiary of BPLP and acts as a direct insurer.

Insofar as BPLP owns IXP and NYXP, it is responsible for their liquidity and capital resources. In particular, if a loss occurs which is covered by BPLP’s NBCR Coverage but is less than the applicable program trigger under TRIA, IXP and NYXP would be responsible for the full amount of the loss without any backstop by the Federal Government. IXP and NYXP would also be responsible for any recoupment charges by the Federal Government in the event losses are paid out and their insurance policies are maintained after the payout by the Federal Government. If BPLP experiences a loss and IXP and NYXP are required to pay under their insurance policies, BPLP would ultimately record the loss to the extent of the required payment. Therefore, insurance coverage provided by IXP and NYXP should not be considered as the equivalent of third-party insurance, but rather as a modified form of self-insurance.

767 Fifth Avenue (the General Motors Building)

Notes to the Statements of Revenue

and Certain Expenses

5.	Transactions with Affiliates

The Venture has entered into a property management agreement (the “Management Agreement”) dated June 9, 2008 with BPLP. The Management Agreement was for an initial one-year term and subject to automatic renewals of one year each thereafter. The Venture is required to pay management fees equal to 2% of gross revenues, as defined in the Management Agreement.

For the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, BPLP earned property management fees totaling approximately $2.1 million, $4.8 million, $4.4 million and $4.1 million, respectively. The management fees have been excluded from the Statements as they are eliminated in the consolidation of 767 Fifth Avenue (the General Motors Building).

In addition, for the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, payroll related cost reimbursements totaled approximately $1.2 million, $2.7 million, $2.5 million and $2.4 million, respectively, and are included in certain operating expenses in the accompanying Statements.

The Venture paid NYXP premiums for terrorism insurance of approximately $0.9 million, $2.0 million, $2.0 million and $2.0 million for the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, respectively. The Venture reimburses NYXP for all its operating costs directly relating to the Property, as well as, an annual management fee of $75,000, subject to reasonable increases from time to time based on the nature of the services provided by NYXP. During the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, the Venture paid NYXP management fees of $31,000, $75,000, $75,000 and $56,000, respectively. The Venture paid IXP premiums for its NBCR Coverage of approximately $54,000, $129,000, $109,000 and $116,000 for the period from January 1, 2013 through May 30, 2013 (unaudited) and the years ended December 31, 2012, 2011 and 2010, respectively.

767 Fifth Avenue (the General Motors Building)

Notes to the Statements of Revenue

and Certain Expenses

6.	Commitments and Contingencies

The Property is subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Property’s revenue and certain expenses.

The Property may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials that may be located at the Property. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any environmental condition that management believes will have a material adverse effect on the Property’s revenue and certain expenses.

7.	Subsequent Events

The Venture has evaluated subsequent events through August 16, 2013.

Boston Properties, Inc.

Pro Forma Consolidated Financial Statements

Introduction to the Pro Forma Consolidated Financial Statements

For the six months ended June 30, 2013 and for the year ended December 31, 2012

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Financial Statements of Boston Properties, Inc. (the “Company”) are presented as if the change in control and resulting consolidation of 767 Venture LLC (the “Venture”) (the entity that owns 767 Fifth Avenue (the General Motors Building) located in New York City), which occurred on May 31, 2013, had occurred on January 1, 2012.

The Company has not presented a Pro Forma Consolidated Balance Sheet of the Company as of June 30, 2013, because the impact of consolidating 767 Fifth Avenue (the General Motors Building), which occurred on May 31, 2013, is already reflected in the Consolidated Balance Sheet of the Company as of June 30, 2013, which is included in the Company’s Form 10-Q which was filed with the Securities and Exchange Commission on August 9, 2013.

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 are presented as if the consolidation on May 31, 2013 of 767 Fifth Avenue (the General Motors Building), had occurred on January 1, 2012.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the six months ended June 30, 2013 and the statements of revenue and certain expenses, in accordance with Rule 3-14 of Regulation S-X, of 767 Fifth Avenue (the General Motors Building) for the period from January 1, 2013 through May 30, 2013 (unaudited) and for the years ended December 31, 2012, 2011 and 2010.

The unaudited Pro Forma Consolidated financial information prepared by the Company’s management is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2013 or for the year ended December 31, 2012, had the consolidation on May 31, 2013 of 767 Fifth Avenue (the General Motors Building) occurred on January 1, 2012, nor does it purport to present the future results of operations of the Company.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Historical Six Months Ended June 30, 2013	Historical 767 Fifth Avenue (the General Motors Building)	Pro Forma Adjustments		Pro Forma
Revenue
Rental:
Base rent	$781,670	$84,662	$10,923	(A)	$877,255
Recoveries from tenants	132,863	13,514	—		146,377
Parking and other	47,799	1,703	—		49,502

Total rental revenue	962,332	99,879	10,923		1,073,134
Hotel revenue	19,409	—	—		19,409
Development and management services	16,593	—	(2,132	) (B)	14,461

Total revenue	998,334	99,879	8,791		1,107,004

Expenses
Operating
Rental	352,457	32,624	—		385,081
Hotel	14,379	—	—		14,379
General and administrative	65,765	—	—		65,765
Transaction costs	978	—	—		978
Impairment loss	8,306	—	—		8,306
Depreciation and amortization	255,199	—	46,148	(C)	301,347

Total expenses	697,084	32,624	46,148		775,856

Operating income	301,250	67,255	(37,357)		331,148
Other income (expense)
Income from unconsolidated joint ventures	57,504	—	(7,777	) (D)	49,727
Gains on consolidation of joint ventures	387,801	—	(363,424	) (D)	24,377
Interest and other income	2,767	—	—		2,767
Gains from investments in securities	916	—	—		916
Gains from early extinguishments of debt	152	—	—		152
Interest expense	(203,573)	—	(33,868	) (E)	(237,441)

Income from continuing operations	546,817	67,255	(442,426)		171,646
Income from continuing operations attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(2,355)	—	8,674	(F)	6,319
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(2,303)	—	—		(2,303)
Noncontrolling interest - common units of the Operating Partnership	(55,277)	—	37,017	(G)	(18,260)

Income from continuing operations attributable to Boston Properties, Inc.	486,882	67,255	(396,735)		157,402
Preferred dividends	(2,764)	—	—		(2,764)

Income from continuing operations attributable to Boston Properties, Inc. common shareholders	$484,118	$67,255	$(396,735)		$154,638

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$3.17				$1.02

Weighted average number of common shares outstanding	151,793				151,793

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Income from continuing operations	$3.16				$1.02

Weighted average number of common and common equivalent shares outstanding	152,222				152,222

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Historical Year ended December 31, 2012	Historical 767 Fifth Avenue (the General Motors Building)	Pro Forma Adjustments		Pro Forma
Revenue
Rental:
Base rent	$1,483,533	$222,060	$27,869	(A)	$1,733,462
Recoveries from tenants	229,107	29,991	—		259,098
Parking and other	91,635	4,499	—		96,134

Total rental revenue	1,804,275	256,550	27,869		2,088,694
Hotel revenue	37,915	—	—		37,915
Development and management services	34,077	—	(4,839	) (B)	29,238

Total revenue	1,876,267	256,550	23,030		2,155,847

Expenses
Operating
Rental	657,363	76,796	—		734,159
Hotel	28,120	—	—		28,120
General and administrative	82,382	—	—		82,382
Transaction costs	3,653	—	—		3,653
Depreciation and amortization	453,068	—	123,858	(C)	576,926

Total expenses	1,224,586	76,796	123,858		1,425,240

Operating income	651,681	179,754	(100,828)		730,607
Other income (expense)
Income from unconsolidated joint ventures	49,078	—	(28,739	) (D)	20,339
Interest and other income	10,091	—	—		10,091
Gains from investments in securities	1,389	—	—		1,389
Interest expense	(413,564)	—	(80,683	) (E)	(494,247)
Losses from early extinguishments of debt	(4,453)	—	—		(4,453)

Income from continuing operations	294,222	179,754	(210,250)		263,726
Income from continuing operations attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(3,792)	—	17,299	(F)	13,507
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(3,497)	—	—		(3,497)
Noncontrolling interest - common units of the Operating Partnership	(31,046)	—	1,388	(G)	(29,658)

Income from continuing operations attributable to Boston Properties, Inc.	$255,887	$179,754	$(191,563)		$244,078

Basic earnings per common share attributable to Boston Properties, Inc.
Income from continuing operations	$1.71				$1.63

Weighted average number of common shares outstanding	150,120				150,120

Diluted earnings per common share attributable to Boston Properties, Inc.
Income from continuing operations	$1.70				$1.62

Weighted average number of common and common equivalent shares outstanding	150,711				150,711

The accompanying notes are an integral part of these financial statements.

Boston Properties, Inc.

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

The Pro Forma Consolidated Statements of Operations reflect the historical results of the Company for the six months ended June 30, 2013 and the year ended December 31, 2012, adjusted for the historical results of operations as reflected in the Statements of Revenue and Certain Expenses of 767 Fifth Avenue (the General Motors Building) for the period from January 1, 2013 through May 30, 2013 and the year ended December 31, 2012. The historical results of operations have been adjusted as follows in the Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2013 and the year ended December 31, 2012:

(A)	Base Rent includes adjustments for 767 Fifth Avenue (the General Motors Building) based on the pro forma acquisition date of January 1, 2012 as follows:

	Period from January 1, 2013 through May 30, 2013	Year ended December 31, 2012
Pro Forma Incremental Straight-line Rent Adjustment	$1,995	$6,682
Pro Forma Above- and Below-Market Rent Adjustment	8,928	21,187

Pro Forma Base Rent	$10,923	$27,869

(B)	Reflects the pro forma adjustment for the elimination in consolidation of the management fees from 767 Fifth Avenue (the General Motors Building).

(C)	Reflects the pro forma depreciation and amortization expense for 767 Fifth Avenue (the General Motors Building). Depreciation and amortization expense for 767 Fifth Avenue (the General Motors Building) is based on an allocation of real estate and related intangibles recorded upon consolidation as a result of purchase accounting. Depreciation and amortization expense is computed in accordance with the Company’s policies and is recorded on a straight-line basis over the estimated useful lives of the real estate and intangibles. The amounts allocated to building are depreciated over an estimated useful life of 40 years and over the shorter of the useful life or the related lease term (weight-average of approximately 6.4 years) for the tenant improvements and in-place lease intangibles.

The following table reflects the pro forma depreciation and amortization expense for 767 Fifth Avenue (the General Motors Building):

	Period from January 1, 2013 through May 30, 2013	Year ended December 31, 2012
Building and improvements	$15,078	$36,186
Tenant improvements	5,262	13,066
In-place lease intangibles	25,808	74,606

Total	$46,148	$123,858

Boston Properties, Inc.

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

The following table summarizes the allocation of the aggregate net assets recorded upon the date of consolidation of 767 Fifth Avenue (the General Motors Building) on May 31, 2013 (in thousands).

Real estate and related intangibles recorded upon consolidation
Land	$1,796,252
Building and improvements	1,447,446
Tenant improvements	85,208
In-place lease intangibles	357,781
Above market rents	101,897
Below market rents	(239,641)
Above market assumed debt adjustments	(192,943)

$3,356,000

Debt recorded upon consolidation
Mortgage notes payable	$(1,300,000)
Mezzanine notes payable	(306,000)
Related party notes payable	(450,000)

$(2,056,000)

Working capital recorded upon consolidation	$(91,280)

Noncontrolling interest recorded upon consolidation
Noncontrolling interests	$(520,000)
Noncontrolling interests - working capital	36,512

$(483,488)

Net assets recorded upon consolidation	$725,232

(D)	Reflects the elimination of the historical income from unconsolidated joint ventures representing the Company’s 60% share of the historical net income of 767 Fifth Avenue (the General Motors Building) for the six months ended June 30, 2013 and the year ended December 31, 2012 and the gain on consolidation of 767 Fifth Avenue (the General Motors Building) totaling approximately $363.4 million recognized during the six months ended June 30, 2013.

Boston Properties, Inc.

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(E)	Reflects the pro forma interest expense associated with the following indebtedness recorded upon consolidation of 767 Fifth Avenue (the General Motors Building) (in thousands):

•

The secured mortgage loans aggregating $1.3 billion, requiring interest-only payments at a fixed interest rate of 5.95% per annum and maturing on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 2.44% per annum;

•

The assumed mezzanine loans aggregating $306.0 million, requiring interest-only payments at a weighted-average fixed interest rate of 6.02% per annum and maturing on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 5.53% per annum; and

•

The loans from the joint venture partners in proportion to their ownership interests in the joint venture totaling $450.0 million, which bear interest at fixed interest rates of 11.0% per annum compounded quarterly to the extent unpaid, and mature on June 9, 2017. The Company’s partner loan totaling $270.0 million and related interest expense totaling approximately $17.7 million and $41.5 million for the period from January 1, 2013 through May 30, 2013 and the year ended December 31, 2012, respectively, have been eliminated in consolidation.

	Period from January 1, 2013 through May 30, 2013	Year ended December 31, 2012
Mortgage notes payable	$14,903	$35,803
Mezzanine notes payable	7,155	17,220
Related party notes payable	11,810	27,660

Total	$33,868	$80,683

(F)	Reflects the pro forma adjustment to noncontrolling interests in property partnerships related to the outside partners’ share of the pro forma net income (loss) from 767 Fifth Avenue (the General Motors Building), including the outside partners’ share of the interest expense on the partner loans and management fee expense.

(G)	Reflects the pro forma adjustment to noncontrolling interest—common units of the Operating Partnership related to the noncontrolling interest in the Company’s share of the pro forma adjustments to income resulting from 767 Fifth Avenue (the General Motors Building).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: August 16, 2013	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer
& Treasurer